Exhibit 4.1

No. [     ]                                                                               [front side]

AERCAP HOLDINGS N.V.

with registered seat at Amsterdam, the Netherlands,

trade register number 34251954

[             ]

 REGISTERED ORDINARY SHARE(S) OF EUR 0.01 EACH

TYPE II

By:
Title: member of the Board of Directors

[back side]

[ name registered owner ] is the holder of the registered ordinary share(s) mentioned on the reverse side of this share certificate.

1.             [ name registered owner ] transfers such registered ordinary share(s) to                                  on                                ,

which AerCap Holdings N.V. acknowledged on                       .

Signed		and	.
	(signature transferor)		(signature AerCap Holdings N.V.)

2.                                            transfers such registered ordinary share(s) to                                  on                       ,

which AerCap Holdings N.V. acknowledged on                       .

Signed		and	.
	(signature transferor)		(signature AerCap Holdings N.V.)

3.                                            transfers such registered ordinary share(s) to                                  on                       ,

which AerCap Holdings N.V. acknowledged on                       .

Signed		and	.
	(signature transferor)		(signature AerCap Holdings N.V.)

This share certificate, the share(s) mentioned herein and  the transfer of such share(s) are subject to the laws of the Netherlands and the Articles of Association of AerCap Holdings N.V.